EMPLOYMENT AND STOCK OPTION AGREEMENT


         THIS EMPLOYMENT AND STOCK OPTION AGREEMENT (the "Agreement") is made and entered into as of this 1st day of March 1999, by and between HIGH SPEED NET SOLUTIONS, INC., a corporation organized under the laws of the State of Florida, with principal executive offices located at 233 Oakridge Street, Holly Hill, Florida 32117 (the "Company") and PETER ROGINA, an individual residing at 1 Waldron Drive, Martinsville, New Jersey 08836 (the "Executive").

                                               W I T N E S S E T H:
                                               - - - - - - - - - -

         WHEREAS,   the  Company   wishes  to  employ  the   Executive   as  its
Vice-President - Sales and Marketing and the Executive wishes to be so employed by the Company in such capacity; and

         WHEREAS, the Company and the Executive each believe it to be in their respective best interest to enter into this Agreement setting forth the mutual understandings and agreements reached between the Company and the Executive with respect to Executive's employment with the Company and the consideration granted to the Executive in connection therewith, all on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         Section 1. EMPLOYMENT; POSITION AND DUTIES. Commencing as of March 15, 1999 (the "Commencement Date"), the Company shall employ the Executive, and the Executive shall be employed by the Company, upon the terms and conditions hereafter provided. The Executive shall serve as the Vice-President - Sales and Marketing for the Company, and have such duties, responsibilities and authority customary to such position and as are reasonably necessary for the performance of his obligations hereunder, subject at all times to the authority of the President and the board of directors of the Company. The Executive shall devote substantially all of his time, energy, skill and efforts during normal business hours to the Company and shall use his best efforts in the performance of his duties hereunder.

         Section 2. COMPENSATION - SALARY AND BONUS. The Company shall pay the Executive a fixed salary at the rate of One Hundred Fifty Thousand Dollars ($150,000.00) (the "Salary") per annum. Salary shall be payable in accordance with the customary payroll practices of the Company (but in no event less frequently than bi-weekly) and shall be subject to all employee payroll deductions required by law. In addition, the Executive shall be eligible in the same manner as similarly situated employees for an annual cash bonus, which shall be awarded in the sole discretion of the board of directors of the Company, based upon the performance of the Executive, the financial performance of the Company, and such other factors that the board of directors deems relevant.

         Section 3. BENEFITS AND CERTAIN PERQUISITES. The Executive shall be eligible to participate in the medical, health, insurance, 401(k) and similar plans and benefits of the Company from time to time in effect for executives of the Company, subject to and in accordance with the terms and conditions of each such plan or benefit. Until such time as the Company provides medical and health insurance plans and benefits to the Executive, the Company shall, at the option of the Company, either reimburse the Executive for or pay directly all payments, costs and expenses associated with the Executive's continuing coverage for himself and his family pursuant to the Comprehensive Omnibus Budget and Reconciliation Act (COBRA) under all plans and benefits utilized by the Executive during his employment with his most-recent employer (including without limitation dental coverage). The Company shall provide to the Executive a non-accountable automobile expense allowance of Five Hundred Dollars ($500.00) per month, payable to the Executive on the first day of each month during the term of this Agreement. The Executive will receive twenty (20) days of paid time off per annum, which shall be available to the Executive upon the Commencement Date and, thereafter, upon each anniversary of the Commencement Date during the term of this Agreement. Any unused paid time off, up to a maximum of forty (40) days, will accrue to the benefit of the Executive during the term hereof.

         Section 4. SALES COMMISSION. During the term hereof, in addition to the Salary set forth above, the Company shall pay to the Executive a sales commission (the "Sales Override") equal to the Determined Percentage (as defined in this Section 4) of Gross Receipts (as defined in this Section 4) of the Company. For the purpose of this Section 4, the term "Gross Receipts" shall mean the total revenues actually received by the Company from (i) the sales made by salespersons under the Executive's supervision and control and (ii) certain sales identified by mutual agreement of the Company and the Executive which were in progress prior to the Commencement Date (together, "Identified Sales"), less refunds, returns, chargebacks, and bad debt, and excluding liquidation sales and certain sales made below cost as identified by the Company and reasonably acceptable to the Executive, as such Gross Receipts are determined by the mutual agreement of the Company and the Executive. For the purpose of this Section 4, the term "Determined Percentage" shall mean the percentage of sales commissions available under the Company's commission structure which the Executive has not granted to the salespersons and which are retained by the Executive for the purpose of the Executive earning the Sales Override. The Company will establish a commission structure for inside and outside Identified Sales. For inside sales (which include sales made directly by the Company), the Company will allocate a commission of ten percent (10%) of Gross Receipts. For outside sales (which include sales made solely by entities other than the Company), the Company will allocate a commission of up to sixteen percent (16%) of Gross Receipts, from which the Executive's Determined Percentage shall be 1%. Payment of the Sales Override shall be made monthly by the Company to the Executive not later than the fifteenth (15th) day after the end of each month during which the Executive is employed by the Company pursuant to the terms of this Agreement.

         Section 5. EXPENSE REIMBURSEMENT. The Company shall reimburse the Executive for all reasonable costs and expenses incurred by him in the performance of his duties hereunder upon the presentation of appropriate invoices or receipts for such costs actually incurred by the Executive. Such reimbursements shall be made in accordance with the expense reimbursement policies of the Company in effect from time to time. Unless circumstances render it impractical for the Executive to do so, any single expenditure of more than Two Thousand Dollars ($2,000.00) shall require the advance written approval of either the Chairman of the Board or the President of the Company or any executive officer designated by either of them for such purpose.

         Section 6. TERM OF EMPLOYMENT; TERMINATION. Except as otherwise provided below, this Agreement shall continue in full force and effect until the third (3rd) anniversary of the Commencement Date (the "Termination Date"). Except as otherwise set forth in this Section 6, upon the termination of the Executive's employment, the Company shall pay to the Executive, in the normal manner that such payments become due, but no later than thirty (30) days after the date of termination, all Salary and Sales Override accrued but not paid through the date of termination.

                  Section 6.1 TERMINATION OF CAUSE. Notwithstanding anything set forth in this Agreement to the contrary, the Company shall have the right to terminate the Executive's employment for Cause (as defined in this Section 6.1) at any time prior to the Termination Date, immediately upon notice to the Executive, which such notice shall state with reasonable specificity the grounds pursuant to which the Company has elected to terminate the Executive's employment for Cause. For the purposes of this Agreement, "Cause" shall mean (i) the willful and material breach or the willful and material failure by the Executive to perform his duties and obligations under this Agreement (including if by reason of habitual intoxication or addition to any controlled substance or other drug) which such willful and material breach or failure is not cured within a reasonable period of time after the Company has provided notice of such breach or failure to the Executive,
         (ii) the commission by the Executive of a material act of dishonesty in the performance of his duties hereunder (such as, for example, the willful misappropriation of funds or property of the Company), (iii) the Executive being convicted of a crime involving the Company, (iv) the Executive willfully violating any material provision of this Agreement, which such willful and material violation is not cured within a reasonable period of time after the Company has provided notice of such violation to the Executive, or (v) in the event the Executive has been convicted of any felony or any crime involving moral turpitude or dishonesty. Notices required to be provided by the Company to the Executive under this Section 6.1 shall state the specific nature of the alleged "Cause".

                  Section 6.2 PAYMENT OF SALARY IN EVENT OF TERMINATION WITHOUT CAUSE. In the event the Company terminates the employment of the Executive for any reason other than for Cause during the first year of the Executive's employment hereunder, the Company shall pay to the Executive all Salary, and the Executive shall be entitled to all benefits (other than Sales Override), that the Executive would otherwise have been entitled to and have received pursuant to this Agreement for a period of one year, ending on the anniversary of the date of such termination. In the event the Company terminates the employment of the Executive for any reason other than for Cause prior to Termination Date, at any time during the term of this agreement after the completion of the first year of the Executive's employment hereunder, the Company shall pay to the Executive all Salary, and the Executive shall be entitled to all benefits (other than Sales Override), that the Executive would otherwise have been entitled to and have received pursuant to this Agreement for a period of six months, ending on the six-month anniversary of the date of such termination.

         Section 7. CERTAIN OBLIGATIONS OF EXECUTIVE DURING AND AFTER TERM OF EMPLOYMENT.


                  (a) CONFIDENTIAL  INFORMATION.  The Executive  recognizes that due to his employment by the Company and the nature of the services to be provided hereunder, he will have access to and will acquire, and may assist in developing, Proprietary Information (as defined in this Section 7(a)). The Executive acknowledges that the Proprietary Information has been and will continue to be of importance to the operations of the Company and its business. Accordingly, except as otherwise required by lawful process, the Executive shall keep confidential any and all Proprietary Information that is now known or that may hereafter become known by the Executive, whether or not learned during the performance of this Agreement, and shall not, without the express prior written consent of the Company, disclose directly or indirectly any Proprietary
Information to any other person or use directly or indirectly any such Proprietary Information, to benefit him or any third party. Upon the termination of this Agreement or the termination of employment with the Company, the Executive, or his heirs or legal representatives, shall return to the Company all Proprietary Information embodied in a tangible form. The Executive's obligation to maintain the confidentiality of the Proprietary Information shall survive the termination or expiration of this Agreement. For the purposes of this Agreement, "Proprietary Information" shall mean all information relating to the business and affairs of the Company, including, but not limited to, technical data, specifications, designs, concepts, discoveries, copyrights, improvements, product plans, research and development, personal information, personnel information, financial information, customer lists, leads, and/or marketing programs; and/or all documents marked as confidential and/or containing such information; and/or all information the Company has acquired or received from a third party in confidence, provided, that Proprietary Information shall not include information which (i) is or becomes generally available to the public, other than as a result of a disclosure by the Executive in violation of this Agreement, (ii) becomes available to the Executive on a non-confidential basis from a source which was not under an obligation of confidentiality, (iii) was available to the Executive on a non-confidential basis prior to its disclosure in the course of his employment by the Company or was previously known to the Executive other than as a result of his employment by the Company, (iv) is developed by the Executive independently and is not based upon or derived from confidential information, or (v) is otherwise in the public domain.

                  (b) NON-SOLICITATION AND NON-COMPETITION. Throughout the term of his employment with the Company pursuant to this Agreement and for a period of one (1) year thereafter, the Executive shall not, of himself or for the benefit or account of any person or entity, (i) solicit or encourage any employee or other person rendering services to the Company to terminate or materially modify his or her relationship with the Company, or (ii) directly engage in selling or providing video compression technology products or services which are sold or provided by the Company as of the date of termination of the Executive's employment. Notwithstanding the foregoing, the provisions of this
Section 7(b) shall not apply and shall be no force or effect in the event the Executive's employment is terminated by the Company without Cause prior to the Termination Date.

                  (c) CONFLICT OF INTEREST. The parties agree that the Executive may not, during the term of this Agreement, engage in any business activity which would interfere with his obligations hereunder, including without limitation management or management consulting activities; provided, however, the Executive may invest his personal assets in businesses where the form or manner of such investment will not require services on the part of the Executive conflicting with the duties the Executive under this Agreement and in which his participation is solely that of a passive investor, and the Executive may engage in activities related to enhancement, protection or broadening the scope of works set forth on the Schedule of Separate Works annexed hereto as Schedule 2. The Executive agrees to abide by the rules and regulations applicable to employees of the Company established from time to time by the President or the board of directors of the Company.

                  (d) REMEDIES. The Executive acknowledges that, in the event of any breach of this Section 7 by him, the Company would be harmed irreparably and immediately and could not be made whole by monetary damages. Accordingly, the Company, in addition to any other remedy to which it may be entitled, shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Section 7 and to compel specific performance of the provisions hereof. The Company shall not be required to post a bond or other security in connection with any action for such relief. These remedies shall not be deemed to be exclusive remedies for a violation of this Agreement but shall be in addition to all other remedies available to the Company at law or in equity. The Executive's agreement as set forth in this Section 7 shall survive termination of the Executive's employment with the Company.

                  (e) COVENANT OF THE COMPANY. Throughout the term of the Executive's employment with the Company and thereafter, regardless of the reason for the termination of his employment, the Company shall not make any statement about the Executive to any person or entity which could reasonably be foreseen to result in an adverse effect on the Executive or otherwise disparage the Executive. Throughout the term of the Executive's employment with the Company and thereafter, regardless of the reason for the termination of his employment, the Executive shall not make any statement about the Company to any person or entity which could reasonably be foreseen to result in an adverse effect on the Company or otherwise disparage the Company, or its employees, offices, or directors.

         Section 8. EXECUTIVE REPRESENTATIONS. The Executive hereby represents and warrants that (i) he has the legal capacity to execute and perform this Agreement; (ii) that this Agreement (other than Section 7 for which the Executive does not make the representation and warranty set forth in this clause
(ii)) is a valid and binding agreement enforceable against him according to its terms; (iii) that the execution and performance of this Agreement by him does not, and will not, violate or conflict with the terms of any existing agreement or understanding to which the Executive is a party; (iv) that the execution and performance of this Agreement (other than Section 7 for which the Executive does not make the representation and warranty set forth in this clause (iv)) by him does not, and will not, violate or conflict with any law, rule, regulation, judgment or order of any court or other adjudicative entity binding on him; and
(v) that the Executive knows of no reason why he is in any way (physically, legally or otherwise) precluded from performing his obligations under this Agreement in accordance with its terms.

         Section 9. STOCK OPTIONS. The Company hereby grants to the Executive the following options to purchase shares of the common stock of the Company, par value $.001 per share (the "Common Stock") at an exercise price of One Cent ($.01) per share (collectively, the "Options"). The Option shall be governed by the terms set forth in this Section 9.

                  (a) OPTION GRANTS. On the Commencement Date, the Executive shall be granted:

                           (i)     fully-vested, immediately exercisable Options
to purchase up to One Hundred Thousand (100,000) shares of Common Stock (the "First Options");

                           (ii)    Options to  purchase up to an additional One
Hundred Thousand (100,000) shares of Common Stock, (the "Second Options"), which such Second Options shall fully-vest and be exercisable in five (5) equal installments of Twenty Thousand (20,000) Second Options each, in each case based upon the satisfaction of the milestones set forth on Schedule 1 attached hereto; provided, however, that any exercisable Second Option may, at any time at the option of the Executive, be surrendered to the Company in exchange for an immediate cash payment from the Company to the Executive in an amount of Two and 50/100 Dollars ($2.50) for each Second Option so surrendered; and

                           (iii)   Options to purchase up to an additional  Four
Hundred Twenty Five Thousand (425,000) shares of Common Stock (the "Third Options"), of which (x) Seventy Five Thousand (75,000) Third Options shall fully-vest and be exercisable on September 1, 1999, (y) One Hundred Fifty Thousand (150,000) Third Options shall fully-vest and be exercisable on March 1, 2000 and (z) Two Hundred Thousand (200,000) Third Options shall fully-vest and be exercisable on March 1, 2001.

                  (b) TERMS GOVERNING EXERCISE OF OPTION; VESTING. The Options shall expire and cease to be exercisable ten (10) years after the Commencement Date. The Options may be exercised from time to time as to all or part of the shares underlying such Options (the "Option Shares"). In order to exercise the Options, the Executive must provide written notice to the Company of his election, setting forth the number of whole Option Shares with respect to which the Option is being exercised, and accompanied by payment of the full purchase price for the number of Option Shares being purchased. In addition, in the event the employment of the Executive is terminated without Cause, any Options not then exercisable shall become immediately exercisable.

                  (c) NON-ASSIGNABILITY. No rights granted to the Executive hereunder are assignable or transferable (whether by operation of law or otherwise and whether voluntarily or involuntarily), except that the Executive may transfer all or any portion of the Options to members of his immediate family or to one or more trusts, partnerships or other entities for the benefit of the Executive or members of his immediately family (the "Permitted Transferees"), provided all such Permitted Transferees agree in writing to be bound by the terms of this Agreement. All rights granted to the Executive hereunder may be exercised only by the Executive, his estate, heirs or personal representative, or a Permitted Transferee.

                  (d) EFFECT OF TERMINATION OF EMPLOYMENT ON OPTION AND OPTION SHARES. The termination of the Executive's employment with the Company, regardless of the reason therefor, shall have no effect on the Option's which have vested at or prior to such time.

                  (e) CONDITIONS OF PURCHASE; REGISTRATION STATEMENT. Upon the Executive's request, the Company shall furnish copies of such financial and other information concerning the Company and its business and prospects as may be reasonably requested by the Executive in connection with the exercise of any Option. Because the Company has registered the Common Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company shall make reasonable efforts to promptly register the Option Shares for resale by the Executive pursuant to the Securities Act of 1933, as amended (the "Securities Act") (whether on Form S-8 or otherwise).

                  (f) WITHHOLDING. The Executive agrees that the exercise of the Option in whole or in part will not be effective, and no Option Shares will become transferable to the Executive, until the Executive makes appropriate arrangements with the Company for such income tax withholding as may be required of the Company under federal, state, or local law on account of such exercise.

                  (g) ADJUSTMENTS. The adjustments and other provisions required by the terms set forth on Annex A shall be made in accordance with the provisions set forth on Annex A, which are hereby incorporated herein in their entirety.

         Section 10. CONSOLIDATION, MERGER, OR SALE OF ASSETS. Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another business entity. In addition, in the event such successor entity assumes this Agreement and all obligations and undertakings of the Company hereunder, upon such a consolidation, merger or transfer of assets and assumption, the term "Company" as used herein shall mean such other business entity and this Agreement shall continue in full force and effect, subject to the provisions of Annex A. In the event such successor entity does not assume this Agreement, then, in addition to the provisions set forth in Annex A preserving for the Executive all rights with respect to the Options and the Option Shares: (a) the Company shall treat the event as a termination without Cause of this Agreement and pay to the Executive

(i) any accrued but unpaid Salary and any accrued but unpaid Sales Override through the date of such transaction in accordance with the provisions of
Section 6 and (ii) his Salary and  benefits  as  provided in Section 6.2 hereof, and (b) the Executive shall be relieved of his non-competition and non-solicitation obligations pursuant to Section 7 of this Agreement.

         Section 11. BOARD OF DIRECTORS. At all times during the term hereof, the Executive shall be a voting member of the board of directors of the Company.

         Section 12. INVENTION ASSIGNMENT. The Executive hereby grants, transfers and assigns to the Company all of his right, title and interest, if any, in any and all Developments (as defined herein), including rights to translation and reproductions in all forms or formats and the copyrights, patents and other intellectual property rights therein, if any, and the Executive agrees that the Company may copyright or patent such materials in the Company's name and secure renewals, reissues and extensions of such copyrights or patents for such periods of time as the law may permit. For the purpose of this Agreement, the term "Development" shall mean any idea, invention, process, design, concept, program, documentation or work expressed, made or conceived by the Executive during his term of employment with the Company which are directly related to the actual business, research or development of the Company. All Developments shall be considered works made for hire by the Executive in the scope of the Executive's employment hereunder and shall belong to the Company. The Executive shall promptly disclose all Developments to the Company and, upon the request of the Company, shall execute separate written assignments to the Company of such Developments, and shall assist the Company in obtaining any and all intellectual property protection for such Developments as may be reasonably requested by the Company from time to time. To the extent the Company disseminates, distributes or otherwise makes available to any third party any Development during the term of this Agreement, the Company shall designate the Executive as the principal author of such Development. Notwithstanding anything set forth in this Section 12 to the contrary, each of the items set forth on
Schedule 2 annexed to this Agreement (the "Schedule of Separate Works") are and shall at all times remain the sole and exclusive property of the Executive, shall not be considered Developments for the purposes hereof and the Company shall have no right, title or interest whatsoever in any such property set forth or described on such Schedule of Separate Works.

         Section 13. BINDING AGREEMENT. This Agreement shall be binding upon, and shall inure to the benefit of, the Executive and the Company and their respective permitted successors, assigns, heirs, beneficiaries and representatives. This Agreement may not be assigned by the Executive.

         Section 14. ENTIRE AGREEMENT; AMENDMENT AND MODIFICATION; WAIVER. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all other prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties. There are no other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein. This Agreement may only be amended or modified in a writing signed by the party against whom enforcement of such amendment or modification is sought. Any of the terms or conditions of this Agreement may be waived at any time by the party entitled to the benefit thereof, but only by a writing signed by the party waiving such terms or conditions.

         Section 15. GOVERNING LAW; JURISDICTION; ENFORCEMENT COSTS. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without reference to choice of law principles thereof and the parties agree to submit to the non-exclusive jurisdiction and venue of the courts located in the State of Florida. The prevailing party in any litigation or other legal proceeding shall be entitled to receive its reasonably attorneys' fees and all other costs and expenses associated therewith from the non-prevailing party, in each case if so awarded by the court having jurisdiction thereover.

         Section 16. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         Section 17. SEVERABILITY. In the event that any court having jurisdiction shall determine that one or more of the restrictive covenants contained herein shall be unreasonable in any respects, then such covenant or covenants shall be deemed limited and restricted to the extent that such court shall deem to be reasonable. As so limited or restricted, the covenants contained herein shall remain in full force and effect. In the event that any covenant or covenants shall be wholly unenforceable, the remaining covenants shall remain in full force and effect.

         Section 18. NOTICES. All notices or other communications permitted or required to be given hereunder shall be delivered personally or sent by certified, registered or express air mail, postage prepaid, and shall be deemed given when so delivered personally or, if mailed, three days after the date of mailing to the address of the recipient party as set forth herein, or to such other address for such party as such party may have notified the other parties hereto (as provided above) from time to time.

         Section 19. LEGAL FEES. Upon the execution hereof, the Company shall pay to counsel to the Executive one-half of the fees incurred by the Executive in connection with the preparation of this Agreement.

         Section 20. NO STRICT CONSTRUCTION. Each of the parties hereto acknowledge that this Agreement has been prepared jointly by the parties hereto and their respective counsel, and this Agreement shall not be strictly construed against either party.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has signed this Agreement, all as of the first date above written.

                                                HIGH SPEED NET SOLUTIONS, INC.


                                                By: /s/ Michael M. Cimino
                                                       Name:  Michael M. Cimino
                                                       Title: President


                                                    /s/ Peter R. Rogina
                                                    Peter Rogina

                                   SCHEDULE 1

  MILESTONES FOR THE EXERCISABILITY OF THE SECOND OPTIONS PURSUANT TO SECTION 9
  -----------------------------------------------------------------------------


Performance Objectives:

1)       HSNS receives $10M in outside investment/funding:
         --   unless it is decided by the BOD to pursue a lesser amount
         --   HSNS will use best efforts to pursue investment/funding


2) Signed agreements with four (4) international distributors/re-sellers with gross revenues from international distributors/re-sellers totaling $4M


3)       Successful integration of Summus technology into adult industry
         --   measured by signed agreements with at least two (2) companies serving the adult industry
         --   measured by $3M

         NOTE: Objectives #2 and #3 will both be considered to be completed if the total revenues generated between the two exceeds $7M.

4) Integration of Summus technology into at least two (2) Internet Service Providers.

5)       Successful showing at Comdex Trade Show
         --   measured by at least 100 raw leads AND 20 qualified leads
         --   qualified leads to be determined by meeting  certain  criteria to be agreed between the parties prior to Comdex

                                   SCHEDULE 2

                           SCHEDULE OF SEPARATE WORKS


               [TO BE PROVIDED BY THE EXECUTIVE CONTEMPORANEOUSLY
                 AS OF THE COMMENCEMENT DATE OF THIS AGREEMENT]

                                     ANNEX A

                     ADJUSTMENT AND ANTI-DILUTION PROVISIONS


         The number of Option Shares issuable upon the exercise of each Option are subject to adjustment from time to time upon the occurrence of any of the events enumerated herein.

         (a)      REORGANIZATION OF THE COMPANY.
                  -----------------------------

                  In the event of any capital  reorganization,  recapitalization or reclassification of the capital stock of the Company, or consolidation, merger or amalgamation of the Company with another entity, any acquisition of capital stock of the Company by means of a share exchange, or the sale, lease, transfer, conveyance or other disposition of all or substantially all of its asserts to another entity, then, as a condition of such reorganization, recapitalization, reclassification, consolidation, merger, amalgamation, share exchange or sale, lease, transfer, conveyance or other disposition, lawful and adequate provision shall be made whereby the Executive shall thereafter have the right to purchase and receive, on the basis and upon the terms and conditions specified in this Agreement and in lieu of the Option Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented by the Options (i) such shares of stock, securities, cash or property as may be issued or payable with respect to or in exchange for a number of outstanding Option Shares equal to the number of Option Shares immediately theretofore purchasable and receivable upon the exercise of the rights presented by the Options had such reorganization, recapitalization, reclassification, consolidation, merger, amalgamation, share exchange or sale, lease, transfer, conveyance or other disposition not taken place, and (ii) if such consolidation, merger, amalgamation, share exchange, sale, lease, transfer, conveyance or other disposition is with any person or entity (or any affiliate thereof) who shall have made a purchase, tender or exchange offer which was accepted by the holders of not less than twenty percent (20%) of the outstanding shares of Common Stock, the Executive shall have been given a reasonable opportunity (and, in no event, less than 30 days) to elect to receive, either (x) the stock, securities, cash or property it would have received pursuant to clause (i) immediately preceding or (y) the stock, securities, cash or property issued to previous holders of the Common Stock in accordance with such offer, or the equivalent thereof. In any such case appropriate provision shall be made with respect to the rights and interests of the Executive to the end that the provisions hereof (including, without limitation, provisions for adjustment of the number and type of securities purchasable upon the exercise of the Options) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, cash or property thereafter deliverable upon the exercise of the Options. The Company shall not effect any such consolidation, merger, amalgamation, share exchange or sale, lease, transfer, conveyance or other disposition unless prior to or simultaneously with the consummation thereof the successor entity (if other than the Company) resulting from such consolidation, merger or amalgamation, share exchange or the entity purchasing or otherwise acquiring such assets or shares (i) shall assume by a supplemental Option Agreement, satisfactory in form, scope and substance to the Executive the obligation to deliver to the Executive such shares of stock, securities, cash or property as, in accordance with the foregoing provisions, the Executive may be entitled to purchase (the "Substitute Securities") and (ii) shall assume all of the other obligations of the Company set forth in this Agreement. Following such assumption such obligations shall apply to the Substitute Securities rather than to the Options and the Option Shares. The foregoing provisions of this paragraph shall similarly apply to successive reorganizations, recapitalizations, reclassifications, consolidations, mergers, amalgamations, share exchanges, sales, leases, transfers, conveyances or other dispositions.

         (b)      COMMON STOCK ISSUES.
                  -------------------

                  If the Company issues shares of Common Stock in any one transaction or a series of related transactions for a consideration per share less than 67% of the Fair Market Value per Share (as defined herein) on the date the Company fixes the offering price of such additional shares, the number of Option Shares issuable upon the exercise of the Options shall be adjusted in accordance with the following formula:

                                                    E' = Ex AXM
                                                            ---
                                                          P+(MxO)

where:

         E' =     the adjusted number of Option Shares.

         E = the then current number of Option Shares.

         O = the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares.

         P = the aggregate consideration received for the issuance of such additional shares.

         M = the Fair Market Value per Share on the date the Company fixes the offering price of such additional shares.

         A = the number of shares of Common Stock outstanding immediately after the issuance of such additional shares.

The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

         (c)      CONVERTIBLE SECURITIES ISSUES.
                  -----------------------------

                  If the Company issues any securities exchangeable for or convertible into shares of Common Stock, directly or indirectly, whether or not the right to convert or exchange thereunder is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence of some other event, or both ("Convertible Securities"), in any one transaction or a series of related transactions for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such Convertible Securities less than 67% of the Fair Market Value per Share on the date of issuance of such Convertible Securities, the number of Option Shares issuable upon the exercise of the Options shall be adjusted in accordance with the following formula:

                                                 E' = Ex (O+D) X M
                                                         ---------
                                                      (OxM) + (P+MP)

where:

         E' =     the adjusted number of Option Shares.

         E = the then current number of Option Shares.

         O = the number of shares of Common Stock outstanding immediately prior to the issuance of such Convertible Securities.

         P = the aggregate consideration received for the issuance of such Convertible Securities.

         M = the Fair Market Value per Share on the date of issuance of such Convertible Securities.

         MP =     the Minimum Price multiplied by D.

         D = the maximum number of shares of Common Stock deliverable upon exercise, conversion or in exchange of such Convertible Securities at the Minimum Price (as defined below).

In this paragraph (c), the term "Minimum Price" means the lowest price at which the Convertible Securities can be converted into or exchanged for Common Stock, regardless of whether that is the initial rate or is conditioned upon the passage of time, the occurrence or non-occurrence of some other event, or both. The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

         (d)      RIGHTS, OPTIONS AND WARRANT ISSUES.
                  ----------------------------------

                  If the Company issues any rights, options or warrants to subscribe for or purchase or otherwise acquire Common Stock or Convertible Securities, whether or not the right to exercise such rights, options or warrants or to convert or exchange such Convertible Securities is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence of some other event, or both (the "Option Securities"), in any one transaction or a series of related transactions for a consideration per share of Common Stock initially deliverable upon exercise of such Option Securities or conversion or exchange of such Convertible Securities less than 67% of the Fair Market Value per Share on the date of issuance of such Option Securities, except for the issuance of options to offices, directors and/or employees of the Company in their capacities as such, the number of Option Shares issuable upon the exercise of the Options shall be adjusted in accordance with the following formula:

                                                 E' = Ex (O+D) X M
                                                         ---------
                                                       (OxM) + (P+MP)


where:

         E' =     the adjusted number of Option Shares.

         E = the then current number of Option Shares.

         O = the number of shares of Common Stock outstanding immediately prior to the issuance of such Option Securities.

         P = the aggregate consideration received for the issuance of such Option Securities.

         M = the Fair Market Value per Share on the date of issuance of such Option Securities.

         MP =     the Minimum Price multiplied by D.

         D = the maximum number of shares of Common Stock deliverable upon exercise, conversion or in exchange of such Option Securities at the Minimum Price (as defined below).

In this subparagraph (d), the term "Minimum Price" means the lowest price at which the Option Securities may be exercised (directly or through the conversion or exchange of Convertible Securities which may be acquired upon exercise of the Option Securities) to purchase or otherwise acquire Common Stock, regardless of whether that is the initial price or is conditioned upon the passage of time, the occurrence or non-occurrence of some other event, or both. The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

         (e)      CONSIDERATION RECEIVED.
                  ----------------------

                  For purposes of any computation respecting consideration received pursuant to any provisions hereof, the following shall apply:

                  (i) in the case of the issuance of shares of Common Stock for cash, the consideration received shall be the amount of cash received by the Company therefor, without deduction therefrom of any reasonable expenses incurred by the Company in connection therewith or any reasonable underwriters' discounts, fees and commissions paid or allowed by the Company in connection therewith;

                  (ii) in the case of the issuance of shares of Common Stock for a consideration consisting in whole or in part of other than case, the consideration other than cash shall be initially determined by the board of directors of the Company in good faith, such good faith determination by the board of directors of the Company shall be binding, absent manifest error; and

                  (iii) in the case of the issuance of Convertible Securities or securities issuable upon the exercise of Option Securities, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such Convertible Securities, plus the consideration, if any, received by the Company for the issuance of such Option Securities, plus the additional minimum consideration, if any, to be received by the Company upon the conversion, exchange or exercise thereof (the consideration in each case to be determined in the same manner as provided in paragraphs (i) and (ii) of this subparagraph (e)).

         (f)      NOTICES TO EXECUTIVE.
                  --------------------

                  Upon any adjustment of the number of Option Shares purchasable upon exercise of the Options, the Company shall promptly thereafter prepare a statement setting forth the number and type of securities or other property constituting Option Shares after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and provide to the Executive written notice of such adjustments, together with a copy of such statement. Where appropriate, such notice may be given in advance and included as a part of the notice required to be given under the other provisions of this Annex A.

                  In the event:

                  (i) the Company shall authorize the issuance to holders (although upon necessarily to all such holders) of shares of Common Stock or rights, options or warrants to subscribe for or purchase or otherwise acquire shares of Common Stock or of any other securities or property (including securities of any other issuer) or of any other subscription rights, options or warrants: or

                  (ii) the Company shall authorize the payment of any dividend or distribution to holders of shares of Common Stock of cash, capital stock or other securities or property (including securities of any other issuer) of the Company; or

                  (iii) of any other capital reorganization, reclassification or recapitalization of the capital stock of the Company, or any amalgamation, consolidation or merger to which the Company is a party, or any acquisition of capital stock of the Company through a share exchange, or of the sale, lease, conveyance, transfer or other disposition of the properties and assets of the Company substantially as an entirety, or a purchase, tender or exchange offer for shares of Common Stock or other securities constituting part of the Option Shares (whether by the Company or some other party); or

                  (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                  (v) the Company proposes to take action which would require an adjustment of the number of Option Shares purchasable upon exercise of the Options pursuant hereto;

then the Company shall cause to be given to the Executive, at least twenty (20) days prior to the applicable record date hereinafter specified (or promptly in the case of events for which there is no record date), a written notice stating (as applicable) (i) the date as of which the holders of record of shares of Common Stock entitled to receive any such rights, options, warrants or dividends or distribution are to be determined, (ii) the date on which any such reclassification, recapitalization or reorganization, consolidation, merger, amalgamation, share exchange, sale, lease, conveyance, transfer, disposition, dissolution, liquidation or winding up is expected to become effective or be consummated, or (iii) the initial expiration date set forth in any purchase, tender or exchange offer for shares of Common Stock, and the date as of which it is expected that holders of record of shares of Common Stock or other securities constituting a part of the Option Shares (or securities into which the Option Shares may be converted) shall be entitled to exchange such shares or securities for securities or other property, if any, deliverable upon such reclassification, recapitalization, reorganization, consolidation, merger, amalgamation, share exchange, sale, lease, conveyance, transfer, disposition, dissolution, liquidation or winding up.

         (g)      CASH DISTRIBUTIONS AND DIVIDENDS.
                  --------------------------------

                  If the Company pays a dividend or makes a distribution to the holders of its Common Stock of any securities (other than capital stock for which an adjustment is otherwise made hereunder) or property (including cash and securities of other companies) of the Company, or any rights, options or warrants to subscribe for or purchase securities (other than Common Stock) or property (including securities of other companies) of the Company, then, simultaneously with the payment of such dividend or the making of such distribution, and as a condition precedent to its right to do so, it will pay or distribute to the Executive an amount of property (including, without limitation, cash) and/or securities (including, without limitation, securities of other companies) of the Company as would have been received by the Executive had he exercised all of the Options exercisable by him, in each case immediately prior to the record date (or other applicable date) used for determining stockholders of the Company entitled to receive such dividend or distribution.

         (h)      FAIR MARKET VALUE PER SHARE.
                  ---------------------------

                  For the purpose hereof, the term "Fair Market Value per Share" means the average of the closing sale price (or, if no such closing sale price exists, the average of the closing bid and asked prices) of the Common Stock for the thirty (30) consecutive trading days commencing forty-five (45) trading days before the date of determination. However, if (but only if) the Company is not a public company, the Fair Market Value per Share determined pursuant to this paragraph shall be the quotient of (A) the fair machete value of the Company and its subsidiaries taken as a whole on the date of determination, taking into account all the factors relevant thereto, including, without limitation, the highest price that could be obtained from an arms' length sale without time constraints of (i) all or substantially all of the assets of the Company and the subsidiaries subject to or after satisfaction of all liabilities of the Company and the subsidiaries, excluding any tax or other liabilities incurred in connection with such sale or (ii) all of the stock of the Company, whether by stock sale, merger, consolidation or otherwise, divided by the sum of (1) the number of outstanding shares of Common Stock on a fully diluted basis on the date of determination. In no event shall the Fair Market Value per Share determined pursuant to this paragraph be reduced or discounted on the basis that any securities to be valued on the basis of such Fair Market Value per Share may represent the right to acquire a minority interest in the Company or may not be freely transferable under federal or state securities laws, or for any other reason.